UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 13, 2012

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD	57104
(Address of principal executive offices)	(Zip Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)           On January 13, 2012, David A. Brown, Senior Vice President/Community Banking of Home Federal Bank, the Company’s operating subsidiary, resigned, effective immediately. Pursuant to a Separation Agreement dated January 13, 2012 (the “Separation Agreement”) we agreed to pay Mr. Brown separation payments aggregating to six months of his base salary and medical (COBRA) benefits through July 31, 2012 (if eligible). Mr. Brown agreed to a discharge of claims, along with certain agreements not to compete and not to solicit our employees for one year following the agreement. The description herein is qualified by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

	10.1	Separation Agreement between the Registrant and David A. Brown, dated January 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp
(Registrant)

Date: January 13, 2012	By:	/s/ Stephen M. Bianchi
Stephen M. Bianchi, President
and Chief Executive Officer
(Duly Authorized Officer)

Date: January 13, 2012	By:	/s/ Brent R. Olthoff
Brent R. Olthoff, Senior Vice President,
Chief Financial Officer, and Treasurer
(Principal Financial Officer)